Exhibit 23.2

KPMG LLP 17802 IH-10, Suite 101 Promenade Two San Antonio, TX 78257-2508

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2024, with respect to the consolidated financial statements of NuStar Energy L.P. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

San Antonio, Texas

October 24, 2024